UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 10, 2017

CUMMINS INC.
 (Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
Box 3005
Columbus, IN  47202-3005
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                          Other Events.

On April 10, 2017, Cummins Inc. (the “Company”) issued a press release announcing that the Company entered into an agreement with Eaton Corporation plc (“Eaton”) to form the Eaton Cummins Automated Transmission Technologies joint venture for automated transmissions for heavy-duty and medium-duty transmission commercial vehicles (the “Joint Venture”).  The Company will pay Eaton $600 million for a 50% interest in the Joint Venture, and the Company will consolidate the results of the Joint Venture as part of its Components business segment.  The formation of the Joint Venture is subject to regulatory approvals and customary closing conditions.  A copy of the press release is filed herewith as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.                          Financial Statements and Exhibits.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable

(d)            Exhibits.  The following exhibit is being filed herewith:

(99)	Press Release dated April 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 10, 2017

CUMMINS INC.

/s/  Patrick J. Ward
 Patrick J. Ward
Vice President and Chief Financial Officer
 (Principal Financial Officer)

CUMMINS INC.
Exhibit Index to Current Report on Form 8-K

Exhibit Number

(99)	Press Release dated April 10, 2017